UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(D) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2011

THQ INC.
(Exact name of registrant as specified in charter)

Delaware	0-18813	13-3541686
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

29903 Agoura Road
Agoura Hills,
California	91301
(Address of principal executive offices)	(Zip Code)

(818) 871-5000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders.

On July 28, 2011, THQ Inc. (“THQ” or the “Registrant”) held its 2011 Annual Meeting of Stockholders in Westlake Village, California (the “Annual Meeting”). The agenda items for such meeting are shown below along with the vote of the Registrant's common stock with respect to such agenda items.

1. Election of six directors to serve until the next annual meeting of stockholders and the election and qualification of their successors, if any:

	Votes For	Votes Withheld	Broker Non-Votes
Brian J. Farrell	49,903,825	3,523,721	8,987,925
Lawrence Burstein	47,453,447	5,974,099	8,987,925
Henry T. DeNero	48,059,644	5,367,902	8,987,925
Brian P. Dougherty	47,974,955	5,452,591	8,987,925
Jeffrey W. Griffiths	50,830,737	2,596,809	8,987,925
James L. Whims	47,549,462	5,878,084	8,987,925

Based on the votes set forth above, the foregoing persons were duly elected to serve as directors, for a term expiring at the annual meeting of stockholders in 2012 and until their respective successors have been duly elected and qualified.

2.    Approval of the performance goals under the THQ Inc. 2006 Long-Term Incentive Plan:

Votes For	Votes Against	Votes Withheld	Broker Non-Votes
50,836,376	2,084,633	506,537	8,987,925

Based on the votes set forth above, the proposal to approve the performance goals under the THQ Inc. 2006 Long-Term Incentive Plan received the affirmative vote of a majority of the voting shares and have been approved.

3.    Approval of an amendment to the THQ Inc. 2006 Long-Term Incentive Plan to increase by seven million shares the number of shares of common stock reserved for issuance:

Votes For	Votes Against	Votes Withheld	Broker Non-Votes
42,562,577	10,365,052	499,917	8,987,925

Based on the votes set forth above, the proposal to amend the THQ Inc. 2006 Long-Term Incentive Plan to increase by seven million shares the number of shares of common stock reserved for issuance received the affirmative vote of a majority of the voting shares and has been approved.

4.    Approval of an amendment to the THQ Inc. Employee Stock Purchase Plan to increase by one million shares the number of shares of common stock reserved for issuance:

Votes For	Votes Against	Votes Withheld	Broker Non-Votes
49,215,392	3,722,181	489,973	8,987,925

Based on the votes set forth above, the proposal to amend the THQ Inc. Employee Stock Purchase Plan to increase by one million shares the number of shares of common stock reserved for issuance has received the affirmative vote of a majority of the voting shares and has been approved.

5.    Advisory vote as to whether the stockholders approve the compensation of the Registrant's named executive officers (Say-on-Pay):

Votes For	Votes Against	Votes Withheld	Broker Non-Votes
45,032,878	7,545,557	849,111	8,987,925

Based on the votes set forth above, the proposal for the advisory vote to indicate whether the stockholders approve the compensation paid to the Registrant's named executive officers has received the affirmative vote of a majority of the voting shares and, accordingly, the stockholders have advised the Registrant that they approve of the compensation paid to the Registrant's named executive officers.

6.    Advisory vote to indicate whether the stockholders prefer a vote to advise the Registrant on the compensation of its named executive officers every year, every two years, or every three years (Say-on-Pay frequency):

1 Year	2 Years	3 Years	Votes Withheld	Broker Non-Votes
45,042,196	44,042	7,487,399	853,909	8,987,925

Based on the votes set forth above, the proposal for the advisory vote to indicate whether the stockholders prefer a vote to advise the Registrant on the compensation paid to its named executive officers every year, every two years, or every three years has received the majority of votes for the frequency “every year” of the voting shares and accordingly, the frequency of such advisory vote has been approved as “every year”.

7. Ratification of the appointment of Deloitte& Touche LLP as the Registrant's independent registered public accounting firm for the fiscal year ending March 31, 2012:

Votes For	Votes Against	Votes Withheld
60,577,138	1,570,649	267,684

    Based on the votes set forth above, the appointment of Deloitte & Touche LLP as independent registered public accounting firm of the Registrant to serve for the fiscal year ending March 31, 2012 was duly ratified by our stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

THQ INC.

	By:	/s/ Edward L. Kaufman
Date: August 3, 2011		Edward L. Kaufman,
Executive Vice President, Business and Legal Affairs, and Corporate Secretary